Exhibit 4.71

AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 3 to Securities Purchase Agreement, dated as of August 1, 2005, shall serve to amend the Securities Purchase Agreement, dated as of December 17, 2004, (as amended, the “Agreement”), by and among Pacificap Entertainment Holdings, Inc., a Nevada corporation, with its headquarters located at 12268 Via Latina, Del Mar, California 92914, and each of the Buyers set forth in the Agreement.
1.  The undersigned hereby agree to amend Section 4(l) of the Agreement to provide that the Buyers will fund $170,000 of the subsequent closings referred to in that section on the date hereof, with the remaining amounts to be funded as provided in the Agreement.
2.  All other provisions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

ACCEPTED AND AGREED:

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

By: /s/ EDWARD LITWAK
Edward Litwak
President

AJW PARTNERS, LLC
By: SMS Group, LLC

By: /s/ COREY S. RIBOTSKY
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By: /s/ COREY S. RIBOTSKY
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By: /s/ COREY S. RIBOTSKY
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By: /s/ COREY S. RIBOTSKY
Corey S. Ribotsky
Manager